LAW OFFICE OF
                           JOHN W. MARTIN
              5777 West Century Boulevard, Suite 1540
                   Los Angeles, California 90045
                      Telephone (310) 342-6800
                     Telecopier (310) 342-6808

                          January 13, 2000



Tensleep.com Inc.
2201 N. Lamar Boulevard, Suite 205
Austin, Texas 78705

     Re:  Registration Statement on Form S-8

Gentlemen:

     We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") registering for issuance by Tensleep.com Inc., a Colorado corporation (the "Company"), upon exercise of options granted under the Company's 1997 Stock Option Plan (the "Plan"), 1,300,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares").

     We have examined (i) the Registration Statement, (ii) the Articles of Incorporation of the Company and (iii) such other documents and records of the Company as we have deemed necessary for the purpose of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, it is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the respective agreement which accompanies each grant under the Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and any amendments to it.

                                   Very truly yours,

                                   LAW OFFICE OF JOHN W. MARTIN

                                   By: /s/ JOHN W. MARTIN
                                        JOHN W. MARTIN